UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2016

REPLIGEN CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-14656	04-2729386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

41 Seyon Street Bldg. 1, Suite 100 Waltham, MA		02453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 250-0111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 18, 2016, Repligen Corporation (NASDAQ: RGEN) (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Jefferies LLC, as representative for the underwriters named therein (collectively, the “Underwriters”), relating to the public offering (the “Offering”) of $100 million aggregate principal amount of 2.125% Convertible Senior Notes due 2021 (the “Notes”). The net proceeds to the Company from the sale of the Notes, after deducting the underwriting discounts and commissions and other estimated offering expenses, will be approximately $96.5 million. The Company has also granted the Underwriters a 30-day option to purchase an additional $15 million aggregate principal amount of Notes. The Offering is expected to close on May 24, 2016, subject to the satisfaction of customary closing conditions.

Jefferies LLC is acting as sole book-running manager and Janney Montgomery Scott and Craig-Hallum Capital Group are acting as co-managers in the Offering. Perella Weinberg Partners LP and J. Wood Capital Advisors LLC are serving as financial advisors to the Company in connection with the Offering.

The Offering is being made pursuant to an automatically effective shelf registration statement previously filed with the Securities and Exchange Commission, a preliminary prospectus supplement dated May 18, 2016 and a related free writing prospectus.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein. The legal opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Notes is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On May 18, 2016, the Company issued a press release announcing the commencement of the Offering. On May 19, 2016, the Company issued a press release announcing the pricing of the Offering. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 18, 2016, between Repligen Corporation, Inc. and Jefferies LLC, as representative of the underwriters named therein.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

99.1	Press release issued by Repligen Corporation, Inc. on May 18, 2016.

99.2	Press release issued by Repligen Corporation, Inc. on May 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION
Date: May 20, 2016

	By:	/s/ Tony J. Hunt
Tony J. Hunt
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 18, 2016, between Repligen Corporation, Inc. and Jefferies LLC, as representative of the underwriters named therein.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

99.1	Press release issued by Repligen Corporation, Inc. on May 18, 2016.

99.2	Press release issued by Repligen Corporation, Inc. on May 19, 2016.